UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-00935	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, the Company entered into a Securities Purchase Agreement (the “2015 Purchase Agreement”) with seven (7) individual accredited investors  (collectively the “2015 Purchasers”), pursuant to which the Company agreed to issue to the 2015 Purchasers secured promissory notes in the aggregate principal amount of $500,000 with interest accruing at an annual rate of 15% (the “2015 Note(s)”) and warrants to purchase up to an aggregate amount of 250,000 shares of the common stock, par value $0.001) per share, of the Company (the “2015 Warrant(s)”).  The 2015 Notes matured on the earlier of the third (3rd) month anniversary date following the Closing Date, as defined in the 2015 Note, or the third (3rd) business day following the Company’s receipt of funds exceeding one million dollars ($1,000,000) from an equity or debt financing, not including the financing contemplated under the 2015 Purchase Agreement. The 2015 Notes are secured by the Company’s accounts receivable and inventories held in the United States. The 2015 Warrants had an initial exercise price of $1.60 per share, which were subject to adjustment, and are exercisable for a period of five (5) years.  If the 2015 Notes were not redeemed by the Company on maturity, the Purchasers were entitled to receive 10% of the principal balance of the 2015 Notes outstanding in warrants as a penalty for every month that the 2015 Notes were not redeemed.  On March 31, 2016, these 2015 Notes matured and were not repaid.  Therefore, the 2015 Notes were in default on April 1, 2016.  The Company agreed to pay the 2015 Purchasers 10% of the principal balance of the 2015 Notes in warrants for the months of April 2016 and May 2016 (See Note 10).   Further, on March 15, 2016, the Board of Directors agreed to renegotiated terms with the 2015 Purchasers to remove the anti-dilution provision and down round price protection features in the 2015 Warrant and adjusted the exercise price from $1.60 to $.80. The aggregate 2015 Warrants issued with the 2015 Notes were increased from 250,000 to 500,000.

On May 25, 2016, the Company entered into a Securities Purchase Agreement (the “2016 Purchase Agreement”) with two (2) individual accredited investors  (collectively the “2016 Purchasers”), pursuant to which the Company agreed to issue to the 2016 Purchasers secured promissory notes in the aggregate principal amount of $150,000 (the “2016 Note(s)”) and warrants to purchase up to an aggregate amount of 150,000 shares of the common stock, par value $0.001 per share, of the Company (the “2016 Warrant(s)”). The 2016 Notes matured on the earlier of the third (3rd) month anniversary date following the Closing Date, as defined in the 2016 Note, or the third (3rd) business day following the Company’s receipt of funds exceeding one million dollars ($1,000,000) from an equity or debt financing, not including the financing contemplated under the 2016 Purchase Agreement. The 2016 Notes were to be converted into units issued pursuant to the Company’s contemplated private financing of up to $5,000,000, which did not occur. The 2016 Notes are secured by the Company’s accounts receivable and inventories held in the United States. The 2016 Warrants have an initial exercise price of $.80 per share, which are subject to adjustment, and will be exercisable for a period of five (5) years.

On August 25, 2016, the 2016 Notes matured and were not repaid.  Therefore the 2016 Notes were in default on August 26, 2016.

On January 5, 2017, the Board of Directors agreed to renegotiate the terms of the 2015 Notes and 2016 Notes (collectively the “Notes”) with the consent of the 2015 Purchasers and 2016 Purchasers (collectively the “Note Holders”) as follows:

●
The Note Holders agreed to waive the defaults and extend the Notes for the earlier of six months or the receipt of a $3,000,000 investment into the Company pursuant to a future private equity offering, whichever occurs first (the “Extension”).
●
Upon the Company’s receipt of the first $1,000,000 million invested (including the capital raised to date in a prior private equity offering), the Note Holders will be repaid one third (1/3rd) of their principal investment.
●
Upon the Company’s receipt of the second and third $1,000,000, respectively, the Note Holders will be repaid one third (1/3rd) of their principal investment on each $1,000,000 raised.
●
In exchange for the Extension, the defaults, along with the 10% monthly default payments on the 2015 Warrants and 2016 Warrants (collectively the “Warrants”) will be eliminated as of the date of this Report.
●
The exercise price on the Warrants will be adjusted from $.80 to $.50.
●
If the Notes are not paid back in full on the six month extension date, the Note Holders will each receive additional warrants equal to 50% of their respective investments, exercisable at $.50, as a penalty.
●
The interest payments on the Notes will continue to accrue on the remaining balance of the unpaid Notes.
●
The Note Holders will have the option to convert their Notes to equity either before or at the six month extension end date into units offered in a future private equity offering of the Company, with each unit consisting of a share of the Company’s common stock and one-half warrant exercisable at .50 (the “Unit”), and at a 25% discount to the then offered Unit price.

On July 2, 2017, the Note Holders entered into an agreement with the Company to further extend the repayment of the Notes until July 31, 2017. No additional consideration is being given by the Company for this extension. On September 5, 2017, the Note Holders entered into an agreement with the Company to further extend the repayment of the Notes until September 30, 2017. No additional consideration is being given by the Company for this extension

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On May 31, 2017, Medite GmbH (“Medite”), a wholly-owned subsidiary of MEDITE Cancer Diagnostics, Inc. (the “Company”) entered in an agreement with VR Equity Partner GmbH (formerly DZ Equity Partners) ( the “Lender”)  to extend the payment date of a credit facility in the outstanding principal amount of EUR 750,000 (“Credit Facility”) until September 1, 2017. In consideration for the extension, Medite agreed to pay the Lender an interest increase on the outstanding principal balance of three percent (3%). On August 31, 2017, Medite entered into an agreement with the Lender to extend the payment date of the Credit Facility until September 30, 2017. All other terms of the Credit Facility, as amended, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: September 7, 2017	By:	/s/ David E. Patterson
David E, Patterson
Chief Executive Officer